Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-56965, 333-16869 and 333-04971) and in the Registration Statements on Form S-8 (Nos. 333-67175, 333-67173, 333-25837, 33-45900, 33-39529, 33-63732, 33-61240,
33-50369 and 33-52699) of Crown Cork & Seal Company, Inc. of our report dated March 17, 1999 appearing on page 29 of this Form 10-K.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 31, 1999